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                                                                   Exhibit 99.C2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to reference to our firm under the caption "Independent Auditors" and to the use of our report dated October 23, 2002, in the Registration Statement of UBS PaineWebber Equity Trust, Value Select Ten Series 2002D .


                                       ERNST & YOUNG LLP


October 23, 2002
New York, New York